UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SIGNING DAY SPORTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONTROL ID:
SIGNING DAY SPORTS, INC.	REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
For the annual meeting of stockholders to be held on november 17, 2025

DATE:	November 17, 2025
TIME:	10:00 A.M. Pacific Daylight Time
LOCATION:	8355 East Hartford Rd., Suite 100, Scottsdale, Arizona 85255

HOW TO REQUEST PAPER OR EMAIL COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/sgn and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the internet or by mail or email. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials, which include the proxy statement and form of proxy, are available at: https://www.iproxydirect.com/sgn. To review the proxy materials at this website, you will need to enter the Control ID and Request ID located in the shaded box above.

If you want to receive a paper or email copy of the proxy materials relating to the Annual Meeting or all of our future stockholder meetings, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery for the Annual Meeting, please make the request, as instructed above, by October 27, 2025.

you may enter your voting instructions at https://www.iproxydirect.com/sgn until 8:59 P.M. Pacific Daylight Time on NOVEMBER 16, 2025.

The purposes of this meeting are as follows:
1.	To elect the five (5) nominees named in the accompanying proxy statement to the Company’s board of directors to hold office until the annual meeting of stockholders to be held in 2026 (“Proposal No. 1”).
2.	To ratify the appointment of BARTON CPA PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025 (“Proposal No. 2”).
3.	To approve proposed Amendment No. 1 to the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Plan”) to increase the share reserve under the Plan to 1,000,000 shares of common stock (“Proposal No. 3”).
4.	To approve the issuance of 20% or more of the Company’s issued and outstanding common stock as of July 21, 2025 pursuant to the Purchase Agreement, dated as of July 21, 2025, between the Company and Helena Global Investment Opportunities 1 Ltd. to comply with Section 713 of the NYSE American LLC Company Guide (“Proposal No. 4”).
5.	To approve the adjournment of the Annual Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to establish a quorum or to approve Proposal No. 3 or Proposal No. 4 at the time of the Annual Meeting, or any adjournment or postponement thereof (“Proposal No. 5”).
6.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the internet. Follow the instructions above to access and review the materials and vote or request paper or email copies.

The board of directors has fixed the close of business on September 18, 2025 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting or any adjournment or postponement of the meeting.

You may attend the meeting in person. Please check the proxy statement for the requirements for meeting attendance. Directions to attend the meeting may be obtained by sending an email with subject line “Request for Directions to Annual Meeting” to: support@signingdaysports.com.

The Board of Directors recommends that you vote “for” each of the director nominees under proposal No. 1 and “for” Proposal No. 2, Proposal No. 3, Proposal No. 4, and Proposal No. 5.

Please note - This is not a Proxy Card - you cannot vote by returning this card

SIGNING DAY SPORTS, INC. C/O ISSUER DIRECT COMPLIANCE 1110 CENTRE POINT CURVE STE 101 MENDOTA HEIGHTS MN 55120	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH, NC PERMIT # 870

Time-Sensitive STOCKHOLDER information enclosed

IMPORTANT STOCKHOLDER INFORMATION

your vote is important